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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873 and 333-65424), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444) of Bristol-Myers Squibb Company of our report dated March 18, 2003, relating to the restated financial statements and financial statement schedule, which appears in this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP PRICEWATERHOUSECOOPERS LLP New York, New York March 18, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS